U.S. SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549



                             FORM 10-SB/A

                           AMENDMENT NO. 2
                                  TO
             GENERAL FORM FOR REGISTRATION OF SECURITIES
               OF SMALL BUSINESS ISSUERS UNDER SECTION
         12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

                     POPSTAR COMMUNICATIONS, INC.

            (Name of small business issuer in its charter)



                NEVADA                                  88-0385920
    (State or Other Jurisdiction of                  (IRS Employer
     Incorporation or Organization)               Identification Number)


         107 EAST 3RD AVENUE
         VANCOUVER, BC CANADA                            V5T 1C7
(Address of Principal Executive Offices)                (Zip Code)



                            (604) 872-6608
         (Registrant's Telephone Number, Including Area Code)


  SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:
                                (None)


  SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                    Common Stock, par value $0.001
                            Title of Class

                          TABLE OF CONTENTS


                                PART I

Item 1              Description of Business.

Item 2              Plan of Operation.

Item 3              Description of Property.

Item 4 Security Ownership of Certain Beneficial Owners and Management.

Item 5              Directors, Executive Officers, Promoters and
                    Control Persons.

Item 6              Executive Compensation.

Item 7              Certain Relationships and Related Transactions.

Item 8              Description of Securities.

                               PART II

Item 1              Market Price of and Dividends on the
                    Registrant's Common Equity and Other Shareholder
                    Matters.

Item 2              Legal Proceedings.

Item 3              Changes In and Disagreements With Accountants.

Item 4              Recent Sales of Unregistered Securities.

Item 5              Indemnification of Directors and Officers.

                               PART F/S

                    Financial Statements.

                               PART III

Item 1              Index to Exhibits.

Item 2              Description of Exhibits.

                                PART I

This Registration Statement on Form 10-SB includes forward-looking statements which the Registrant believes are within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on management's current beliefs and assumptions about the Registrant and the industry in which the Registrant competes in, and on information currently available to management. Forward-looking statements include, but are not limited to, the information concerning possible or assumed future results of operations of the Registrant set forth under the headings "Financial Information-Management's Discussion," "Plan of Operations," and "Business." Forward-looking statements also include statements in which words such as "expect", "anticipate", "intend", "plan", "believe", "estimate", "consider", or similar expressions are used.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The Registrant's future results and shareholder values may differ materially from those expressed or implied in these forward-looking statements. Readers are cautioned not to put undue reliance on any forward-looking statements. In addition, the Registrant does not undertake to update forward-looking statements after the effectiveness of this Registration Statement, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 1 - DESCRIPTION OF BUSINESS

POPstar Communications, Inc. (the "Company" or "POPstar"), is a development stage Internet technology company currently in the process of developing Internet based facsimile transmission technology. The Company is currently in the process of field testing its technology and intends to market its service to Internet Service Providers ("ISPs") around the world. POPstar's technology will equip ISPs with the ability to provide Internet based facsimile transmission services to their end-users. POPstar's software is provided free of charge to ISPs in return for a share of all revenue generated from the use of its software.

The Company was originally incorporated under the laws of the State of Nevada on June 19, 1995 as Cherokee Leather, Inc. Between 1995 to 1999, the Company was inactive. On May 19, 1999, in contemplation of acquiring POPstar Global Communications Inc., a British Virgin Islands company, the Company changed its name to POPstar Communications, Inc. On July 20, 1999, the Company acquired all of the outstanding common and preferred stock of POPstar Global Communications, Inc., a British Virgin Islands company ("POPstar-BVI") in a business combination described as a "reverse acquisition". As the Company had no operations prior to the acquisition, the acquisition has been treated for accounting purposes as the acquisition of POPstar (the Registrant) by POPstar-BVI for the net book value of POPstar's net identifiable assets in the amount of $72.00. Immediately prior to its acquisition by POPstar, POPstar-BVI was in the business of developing Internet-based facsimile transmission technology.

Immediately prior to the acquisition, POPstar had 3,400,000 shares of Common Stock outstanding. As part of POPstar's acquisition of POPstar-BVI, POPstar issued 12,875,000 shares of its Common Stock to the shareholders of POPstar-BVI. POPstar had no significant operations prior to its acquisition of POPstar-BVI. Additionally, management of POPstar had no affiliation with management of POPstar-BVI prior to the acquisition. Following the acquisition of POPstar-BVI, the former management and Board of Directors of POPstar resigned and was replaced by the management of POPstar-BVI

BUSINESS OF THE ISSUER

Product and Services

POPstar is a developer of Internet-based facsimile transmission technology which will allow ISPs in various parts of the world to cooperate in the transport and delivery of documents, using the Internet instead of conventional long distance telephone networks ("LD"). POPstar's technology will allow ISPs to offer to their end-users, the ability to transmit and receive documents from a personal computer to or from any conventional facsimile ("Fax") machine located throughout the world using the Internet as opposed to LD networks. Management believes that the Company's technology will offer end-users several significant advantages over conventional Fax machine and computer Fax modem transmission of Faxes over LD networks, in that POPstar's technology allows end-users to transmit Faxes through the use of a simple browser interface (such as Microsoft Explorer or Netscape Navigator) without the need or costs for conventional telephone lines or additional hardware. These features are believed to offer competitive advantages for businesses which use personal computers connected to the Internet via local area networks ("LANs"), as well as the growing number of small office / home office users connected to the Internet via cable or digital subscriber line access (known as "Broadband" connections) and for business travelers desiring to transmit Fax documents while traveling throughout the world.

POPstar's product advantages includes a Web-based user Graphic User Interface (GUI), a File Conversion Server ("FCS"), which permits Microsoft documents (Word, Excel, Access etc.) to be "attached" and converted to Fax format, along with the more commonly used text, HTML and PostScript formatted documents. Without the FCS, competitors' browser-based offerings require users to undertake a complicated and error prone step to "save" or "translate" their document to one of the more common formats before it can be transmitted. Thus, POPstar's browser based entry screen supports full conversion without the need for the user to download and maintain a "printer driver", which has been the traditional method of preparing and sending Fax documents.

One reason for the continued popularity of Fax, in Asian markets in particular, is the compatibility with Chinese, Japanese, Korean and
other character sets   Fax documents  are "image based".  POPstar's
FCS supports conversion of Microsoft documents using these localized character sets to image format, such that these, too, can be directly transmitted from the computer to the destination Fax machine.

POPstar's "localized character" support of Fax documents has enjoyed an enthusiastic reception in trials undertaken in Japan, Taiwan, Hong Kong, China and elsewhere.

Although current Internet users are capable of transmitting documents through the use of electronic mail ("e-mail") from one computer to another, the majority of businesses still receive and transmit their documents via Fax. Management believes that POPstar's technology allows companies to combine the convenience and costs savings provided by the Internet with the compatibility of conventional Fax machines.

Transmission of Fax documents using POPstar's network will be priced at rates competitive with those of long distance rates. Management believes that POPstar's primary advantages stems from ease of use, savings in installation of additional telephone lines for Fax transmission and receipt, elimination of hard copies of documents at the point of origin, electronic filing of documents and elimination of manual handling of documents.

POPstar's technology will allow the growing number of Internet users to capitalize on the lower costs and convenience offered by Internet technology while allowing them to further utilize their Internet connection for the transmission or receipt of documents without the need of purchasing additional telephone connections (which require monthly and per use fees). Management believes that such benefits are even more significant to European and Asian end-users where the installation of additional telephone connections are significantly higher than Internet connectivity costs.

POPstar's Fax over Internet Protocol technology ("Internet Fax") is provided to ISPs on a royalty-free basis. POPstar's Internet Fax software also includes support for inter-ISP settlements, user authentication functions, billing data generation and other management and operation-related activities so as to allow ISPs to manage and charge their customers for the Internet Fax service. POPstar will derive revenue by receiving a portion of the payments made to ISPs by their customers who use the Internet Fax service. ISPs who use the POPstar technology are charged a wholesale price for all Fax traffic submitted by users; POPstar and the ISP delivering the Fax to the recipient conventional Fax machine, each receive portions of this wholesale price, according to a prearranged formula. Distribution of respective parties' portions ("Settlements") is consigned to an independent, specialist firm. Management believes that a major obstacle standing in the way of widespread use of the Internet for the transmission of commercial traffic such as Internet Faxes, has been the inability of the ISP to collect fees on a pay-for-use basis. While the world's traditional telephone companies have long shared LD revenue under terms of settlements agreements (using billing data generated by the telephone exchange serving the originating telephone company), no equivalent mechanism for inter-ISP settlements on Internet based communication has existed until very recently. In most cases, Internet Fax and Internet Voice transmissions do not even originate through a telephone exchange, making it necessary to develop new methods of calculating, apportioning and distributing respective revenue shares between participants, along with corresponding settlements agreements.

In response to the need for settlements on Internet based value added services such as Internet Fax and Internet Voice transmissions, the European Telecommunications Standards Institute ("ETSI"), a body governing inter-operability between telephone companies in Europe, sponsored the development of the Open Settlement Protocol ("OSP"), a key component of POPstar's inter-ISP settlements strategy. POPstar has been informed by TransNexus, LLP, ("TransNexus"), one of the firms contributing to OSP, that it is the first commercial user of OSP for Internet Fax transmission settlements.

Traditionally, ISPs have needed only billing systems which handle monthly, flat-fee billings, as most Internet services were provided on a flat-fee basis. However, ISPs desiring to generate additional revenue by offering value-added services billed on a usage basis, are required to implement billing systems that accommodate usage billing. Usage billing for services such as Voice-Over-IP and Fax-Over-IP is required not only by POPstar's technology but by any service which the ISP desires to offer their users on a usage basis as opposed to a flat-rate basis. Management believes that implementation of usage billing systems for value-added services will be required if ISPs are to remain profitable. Implementation of usage billing varies from between two to six months depending on the ISPs' current billing system and whether the ISP is able to modify their system or needs to replace it entirely. Alternatively, ISPs may contract with third party billing companies to supply usage billing service. Costs of implementing or utilizing third-party systems varies considerably. POPstar will assist ISPs with system integration of the ISPs' billing system to work with POPstar's Internet Fax technology.

Management believes that settlements should be done by independent trusted third parties, and not by POPstar or by any of the ISPs or other carriers associated with POPstar. As a consequence, TransNexus of Atlanta, Georgia, was selected by POPstar as a qualified settlements house, and subsequently contracted to provide settlements services to POPstar and to the respective POPstar partnering ISP offering origination ("Onramp") and termination ("Offramp") services. An additional service rendered by TransNexus is the provision of least-cost routing information permitting POPstar's software to route Fax traffic to the Offramp able to deliver each Fax document for the lowest cost.

OSP is an open protocol which is provided royalty free to all users. However, in order to ensure the confidentiality of routing and user verification information transmitted between Onramp and Offramp ISPs, TransNexus, and POPstar, POPstar employs an encryption protocol known as BSAFE provided by RSA Data Security, Inc. for such transmissions. POPstar is required to pay royalties equivalent to 2% of POPstar's service revenue for the use of the BSAFE encryption protocol. Aside from normal incremental improvements in the POPstar software to comply with evolving industry standards, POPstar is not aware of any licensing or other significant costs associated with implementing current or anticipated protocols to the POPstar technology.

POPstar's products and services, therefore, consists of an integrated technology comprising of Internet Fax software, file conversion server, least cost routing, inter-ISP settlements and support for full accounting, audit trail and activity monitoring.

Additionally, the Company anticipates introducing enhancements to its technology in the form of "Unified Messaging" service support, in which text, voice and other messages are accessible from a single, unified mailbox, and deliverable over the Internet and other facilities to the intended recipient(s). The Internet Engineering Task Force ("IETF"), the International Telecommunications Union ("ITU") and a number of other bodies are developing standards and recommendations for message exchange and conversion; POPstar's activities are directed toward compliance with these evolving standards, and product enhancements will be released as these standards mature. There are no assurances, however, that the Company will be able to introduce these enhancements as intended or that it will not face technical and market obstacles which may prevent the Company from introducing such enhancements.

MARKET DESCRIPTION

POPstar's immediate market consists of ISPs who provide Internet connectivity and other services to enterprise "seats", Small Office/Home Office ("SOHO") business users, and residential users. POPstar's technology offers ISPs' users a value added service which allows them to transmit documents throughout the world at a substantial discount to traditional long distance telephone network.

Fax usage continues to rise. The Fax portion of LD traffic billed in 2000 is estimated to be in excess of $US30 billion (approximately 30% of the world total). The number of Fax messages is expected to be between 10 and 20 times the number of email messages sent in the same year. An "enterprise" PC-Fax user may send as many as 800 pages of Fax per year, according to some estimates, and the number of new Fax machines purchased, especially outside Western world, continues to grow at 20% per year or more. Additionally, "outsourced" (third party Fax carriers) Fax traffic, largely "broadcast" Fax, will generate in excess of $2 billion next year. (All statistics courtesy Davidson Consulting.)

POPstar's Fax methods are "Internet ready". Both Internet Voice and "real-time" Internet Fax transmissions suffer from the Internet's inherent problem in that the Internet transmits data in small blocks ("packets"). These packets often get delayed or lost due to traffic. Such delays may approach many tens of seconds or even minutes on some international routes, and may be experienced first hand when "surfing" web sites in Asia and other countries. In contrast, POPstar's technology transmits the Fax document in its entirety to the Offramp ISP. The Offramp ISP waits and stores the document until it has received the complete document and then immediately forwards it to the end-user using conventional telephone lines. POPstar's "immediate" store and forward transport avoids the Internet's inherent problems while providing virtually the same speed of delivery as conventional and real-time services.

INTERNATIONAL OPERATIONS

Internet Fax services that span international boundaries are most attractive to potential users, due to the high usage of Fax traffic and higher LD rates to and from Asian and other non-Western countries. The establishment of POPstar operations in key international markets already includes a sales and support office in Hong Kong, operated by the Company's wholly owned subsidiary POPstar Communications, Asia Pacific Ltd., a Hong Kong corporation ("POPstar-Asia") with other key locations to be staffed as growth dictates.

One objective of POPstar's program is the recruitment of at least one ISP in each major Fax traffic location (originating or terminating), the "territory" handled by a location being defined by LD cost boundaries. It can be more costly to transmit a Fax message from a major city to a remote town in the same country, than to transmit the same message at discounted rates from North America. This is due in part to high domestic LD rates in some countries. ISPs having lines terminating in high traffic destination areas are being recruited as POPstar partners.

Generally, end-users are "conventional" customers of an ISP that legally offers Internet connectivity services for a fee in the host country. POPstar's Fax traffic originates in a manner similar to that of e-mail traffic, in that the sender keys in "form" data corresponding to his or her identity, the address to which the item is to be delivered, and the identity of the sender and of any "attachment" to be sent as part of the transmission. In the case of a terminating ISP (Offramp), Internet message traffic arrives at the ISP facilities in a manner similar to that of e-mail, and in fact may be delivered as an e-mail document to a recipient. Therefore, POPstar's actual transmission of Faxes between ISPs is performed much like e-mail, which is currently free of regulation. In the case of a delivering a Fax document to a conventional Fax machine, however, the local telephone network must be used. The ISP must then contract with the local telephone service provider, for outgoing lines. (Normal "dial- in" Internet service does not need outgoing lines). At that point, the ISP would normally be required to state the use to which the lines would be put, and to comply with local regulations. In both cases, the ISP is required to make a statement of compliance in the contract binding the ISP with POPstar and with TransNexus, as a condition of becoming part of the POPstar network.

POPstar is not aware of regulatory bars to the transport of Fax traffic into or out of any country using Internet facilities, but as a precaution, requires each participating ISP to assume responsibility for compliance with all regulations affecting them with respect to POPstar operations. POPstar does not operate as a common carrier in any country and to the knowledge of POPstar management, is not subject to rules governing common carrier operations in any country.

ISPs providing Internet Fax services to their end-users collect fees for such services in accordance with each ISPs' billing policies. Onramp or originating ISPs are required to maintain a credit balance with TransNexus, POPstar's settlement house, and their accounts are charged a wholesale rate for the transmission of their end-user's Fax with the Onramp ISP being free to charge end-users whatever rate it deems appropriate. A portion of revenue generated from message traffic originating in a given jurisdiction is retained by the Onramp ISP partner in that jurisdiction, with the balance being collected using Electronic Funds Transfer methods, where available, by TransNexus for subsequent distribution to POPstar and to the ISP partners through whose facilities the traffic is eventually delivered to the destination Fax machines (the Offramp ISP). Distribution of such revenue POPstar and the Offramp ISP will occur on a monthly basis.

The respective ISP partners' operations are subject to rules and regulations of their respective jurisdictions, including those applicable to funds transfers or other currency controls. ISPs in each jurisdiction are responsible for compliance with such rules and regulations.

It is possible that taxation, licensing, interconnection fees or political or regulatory barriers could limit the viability of a given ISP's operations as part of POPstar's program, thus limiting POPstar's revenue associated with the region in question. POPstar is currently not aware of any major market area having such circumstances. However, there can be no assurances that such barriers may not develop in the future.

DEPENDENCE UPON KEY CUSTOMERS

POPstar's success will depend upon the number of destinations served economically by POPstar affiliated ISPs, and the number of Internet users served by POPstar partner ISPs operating Internet Fax Offramps. POPstar's ability to deliver Internet Fax services more economically than traditional LD services is dependent on soliciting sufficient numbers of ISP partners throughout the world. Therefore, POPstar will focus on partnering with large, multi-city ISPs. Failure to obtain sufficient ISP partners will limit POPstar's ability to deliver its services at lower costs than traditional LD services and therefore may have a materially adverse effect on the Company's results of operations.

MAJOR SUPPLIERS

POPstar uses Internet Fax software developed by TGI Technologies Ltd. ("TGI"), a Canadian corporation affiliated with POPstar and with whom exclusive, long-term supply and development contracts exist. The Internet Fax software that POPstar uses is provided by TGI under an exclusive license pursuant to a Licensing Agreement dated January 11, 1999 by and between the Company's wholly owned subsidiary, POPstar-BVI and TGI. All of the officers and directors of TGI are also officers and directors of the Company. See Item 7 Related Transactions.

Under the terms of the Licensing Agreement, POPstar-BVI is obliged to pay TGI, until the fourth quarter, 2002, a portion of all net sales generated from the use of TGI's software. For the year 1999, POPstar-BVI is obliged to pay TGI 8% of net sales derived from the use of the Internet Fax software, or a minimum of $400,000. POPstar-BVI is obliged to pay TGI 6% of net sales or a minimum of $600,000 for the year 2000. For the year 2001, POPstar-BVI is obliged to pay TGI 4% of net sales of a minimum of $500,000. For the year 2002, POPstar-BVI is obliged to pay TGI 2% of net sales or a minimum of $500,000. POPstar-BVI is not obliged to pay any additional licensing fees following the end of the year 2002.

In addition to the Licensing Agreement with TGI, POPstar-BVI has also entered into a Services Agreement with TGI, whereby TGI has agreed to provide POPstar-BVI with technical assistance, software development, marketing, management, and other services related to the enhancements and use of the Internet Fax technology. All fees for services provided by TGI to POPstar-BVI under the Services Agreement are to be billed to POPstar-BVI on the basis of TGI's direct and indirect costs of the services provided plus 15%.

POPstar's ability to accurately bill ISPs for its Internet Fax services is dependent on settlement services provided by TransNexus, of Atlanta, Georgia. Although POPstar believes that its relationship with TransNexus is strong and will remain so with continued contract compliance, the termination of POPstar's contract with TransNexus, the loss of TransNexus' settlement service, or a reduction in the quality of service the Company receives from TransNexus could have a material adverse effect on the Company's results of operations. In addition, the accurate and prompt billing of the Company's customers is dependent upon the timeliness and accuracy of settlement details provided to the Company by TransNexus.

In order to service areas without local ISP termination access, POPstar operates a "global Offramp" (a server used for delivery of Fax traffic over traditional LD facilities to locations in the world having no local POPstar affiliated ISP) in Los Angeles, California. POPstar has contracted with Innosys Communications, Inc.
("Innosys"), to forward Internet Fax transmissions through traditional LD networks to countries having no local POPstar affiliated ISP. Terms of the service agreements with Innosys permit POPstar to seek and employ other facilities and carriers, as conditions may dictate. Although POPstar believes that its relationship with Innosys is strong and will remain so with continued contract compliance, the termination of POPstar's contract with Innosys, the loss of Innosys' Offramp service, or a reduction in the quality of service the Company receives from Innosys could have a material adverse effect on the Company's results of operations. However, Management believes that its dependence upon this global Offramp will lessen with time, as more terminating
POPstar ISPs begin operations in different countries around the world.

COMPETITION

Internet Fax competitors include UUNet (Worldcom), NetCentric, NetXchange, Net2Fax, and JFax. These competitors typically charge ISPs an up front acquisition fee and continued royalty for using their proprietary software and hardware. In contrast, POPstar does not charge ISPs a fee for the acquisition of its technology but rather charges ISPs a wholesale rate on a usage basis for the transmission of the ISPs' end-user's Faxes using POPstar's technology. Management believes that POPstar, at the time of writing, is the only firm offering a revenue-sharing based plan to ISPs, and the only firm using a third-party, independent settlements house. POPstar's services are provided to ISPs at rates competitive or lower than those of its competitor's published rates.
Management believes that these factors provide POPstar with advantages in recruiting both large and small ISP partners.

Other types of competitors include Fax "outsourcing" providers such as Xpedite. Such outsourcing is directed to major enterprises having larger numbers of LAN "seats", where Fax "server" functionality (PC document transmission, bulk broadcast transmissions, etc.) benefits can be realized without the overhead and complication of supporting an in-house Fax server. Such firms generally charge premium prices for such services, and often require the enterprise to provide significant numbers of phone lines or other special facilities associated with the service.

Management believes that POPstar's technology provides a number of advantages over the traditional outsourcing model, including the joint marketing of the service by both POPstar and the ISP serving the enterprise. The firm providing Internet connectivity to the enterprise's LAN users becomes the natural provider of Fax outsourcing, including such value added aspects as cost accounting (assignment of costs to the sender and the sender's department), authorization and control of users by the enterprise's LAN manager, and many others.

The Company also faces competition from the transmission of computer generated documents via the Internet as attachments to conventional e-mail. Transmission by e-mail is currently generally free to end-users (aside from Internet access charges). Transmission by e-mail, however, requires both sender and recipient to possess computer and e-mail capability. POPstar's technology, however, allows end-users to reach the millions of already installed Fax machines located throughout the world. Additionally, transmission using POPstar's technology allows users to preserve a paper trail of document transmission, including signatures and file stamps.

POPstar's management believe that the advantages of independent settlements, ISP partner-driven recruitment of users, and web-page entry of Fax traffic from the desktop will permit POPstar to effectively compete with its competitors.

Many of the Company's existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than the Company. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees and distribution partners.
 Further, there can be no assurance that the Company's competitors will not develop Internet Fax services that are equal or superior to those of the Company or that achieve greater market acceptance than the Company's offerings

REGULATION

The Company is not currently subject to direct federal, state or local regulation, and laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. However, there can be no assurances that the Company will not be subject to such regulation in the future.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

The Company currently has no costs associated with compliance with environmental regulations. However, there can be no assurances that the Company will not incur such costs in the future.

TRADEMARKS

The Company has made application to the U.S. Patent and Trademarks Office for the registration of the Company's trade name POPstar and its logo. The Company's application is currently undergoing review.
 No assurances, however, can be given as to successfulness of the Company's application.

NUMBER OF EMPLOYEES

As of October 15, 1999, the Company employed 10 people on a full time basis. Of these, 8 are located in North America and 2 are located at the Company's Hong Kong facility.

ITEM 2 - PLAN OF OPERATION

The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and the Company's actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements and notes thereto.

The Company's prior full fiscal year ending December 31, 1998 is not indicative of the Company's current business plan and operations. During the periods ending December 31, 1997, December 31, 1998, and June 30, 1999, the Company had no revenues and was in its development stages. After the Company's acquisition of POPstar-BVI, as previously discussed, the Company's current business plan was implemented. Therefore, this plan of operation will focus on the Company's current business plan and operations. For information concerning the Company's prior full fiscal years, the Company refers the reader to the financial statements provided under Part F/S, contained herein.

POPstar does not currently generate any revenue from its operations and does not expect to report any revenue from operations at least until the launch of its Internet Fax service. Additionally, after the launch of the Company's service, there can be no assurance that the Company will generate positive cash flow and there can be no assurances as to the level of revenues, if any, the Company may actually achieve from its Internet fax operations.

Implementation Plan

The Company's goal is to build a global Internet services network using the Internet as the backbone, and independent qualified partners in each country to manage the local customer base. The success of the Company depends on the careful selection and active participation of the qualified ISPs. The ISP's commitment to POPstar will depend on the commercial viability of Internet Fax and use of Internet Fax services by end users. Therefore, prior to the commercial launch of the POPstar network, a series of field trials will be undertaken. During the field trials, POPstar will work closely with a select group of founding ISPs to further define and resolve all outstanding technical and/or commercial issues.

POPstar will initially target high revenue routes such as those in North America, Asia, and Europe, and establish ISPs in locations serviced by these routes. POPstar's initial implementation plan was to establish partnerships with approximately 10 to 20 ISPs in these routes during the field trials. More recently, POPstar has focused its marketing efforts on national and international ISPs with sizable numbers of users. POPstar has chosen to concentrate on these larger ISPs, with one result being an anticipated reduction in the actual number of ISP partners to be recruited during the initial period of commercial service, but with an increase in end-users. Currently, the Company has established partnerships with 7 ISPs throughout North America, Asia, and Europe and is currently in the process of field testing its technology. Revenue sharing agreements are negotiated on an ISP by ISP basis depending on each particular ISP's circumstances. In addition, POPstar is currently in negotiations with one national ISP based in North America and one multinational ISP based in Europe which service several million end-users. Successful alliances with these national and multinational ISPs will give POPstar immediate access to an extensive network of terminating ISPs and end-users. However, no assurances can be made as to the successfulness of such negotiations.

POPstar has also entered into strategic marketing alliances with Internet industry leaders such as Lucent Technologies ("Lucent"), Sun Microsystems ("SUN"), MIND/CTI ("MIND/CTI"), and TransNexus. POPstar and these allicance partners are continuing in joint marketing efforts with respect to trade shows, press releases and Internet Web page links. Lucent currently represents 40% of the ISP remote access server market. Other server hardware providers include Cisco Systems, 3Com, and Nortel. As the remote access servers of Cisco, 3Com and Nortel evolve to support IP Faxing, POPstar will enhance its software to support these systems. Sun is currently the dominant supplier of Internet server platforms, and POPstar has developed its technology to be fully compatible with Sun's systems. MIND/CTI is a dominant supplier of billing systems to ISPs and telephone companies. POPstar has developed its technology to translate standard Call Detail Records ("CDRs") provided by TransNexus to formats compatible with MIND/CTI's systems, as well as to the defacto industry standard format used in "RADIUS" accounting systems. Such alliances allows POPstar to associate its name and services with the Internet's technological leaders.

At present, the Company has not experienced any significant technological difficulties and anticipates starting commercial operations in the fourth quarter of 1999. However, there can be no assurances that the Company will be able to initiate its commercial service in the fourth quarter as anticipated. Failure to launch its service as anticipated could have a material adverse effect on the Company's financial condition and results of operations.

Locations not serviced by locally available ISPs, will initially be serviced by traditional long distance telephone networks from the Company's global Offramp node in Los Angeles, California. The POPstar approach is to use the lowest cost network, the Internet, to deliver traffic wherever possible. This approach places emphasis on the establishment of as many local ISPs to serve as "Offramps" for facsimile traffic in all major cities of the developed world. In the interim, the Company's facilities in Los Angeles will serve as a global off ramp for all traffic not served by local ISPs.

POPstar's plan is to establish alliances with ISPs servicing large numbers of Internet users throughout the world. Initially, POPstar will concentrate on those areas of high Internet usages such as North America, Europe and Asia. By focusing on ISPs with large national or international points of presence and large customer bases, POPstar will be able to expand its network to provide economical Faxing services to its ISP customers and their end-users.

Liquidity

During the period from January 1, 1999 to June 30, 1999, the Company, through its wholly owned subsidiary, POPstar-BVI, raised $1,988,732 from the sale of "restricted" Common Stock. During the same period, the Company incurred an accumulated deficit of $1,048,211 in developing its services. As set forth in the Section "Certain Relationships and Related Party Transactions" below, the Company has lent the sum of $1,000,000 to TGI Technologies Ltd. The Company had an increase of $707,464 in non-cash operating working capital. As a result, the Company had cash on hand amounting to $647,985 as at June 30, 1999.

During the period from July 1, 1999 to September 30, 1999, the Company raised a further $125,000 from the issuance of capital stock, incurred an additional deficit of $439,818 in developing its services, purchased $3,342 of capital assets, had a decrease of $75,095 in non-cash operating working capital and a decrease of $102,871 in payables. As a result, the Company's cash on hand amounted to $151,859 as at September 30, 1999.

On November 12, 1999, the Company raised an additional $520,833 from the issuance of capital stock pursuant to a share purchase agreement between the Company and Sunfield Industries Ltd. (an unrelated third-party).

Pursuant to a share purchase agreement dated January 12, 1999 and as amended by a supplemental agreement dated March 29, 1999 and an Investor Exchange Agreement dated July 13, 1999, the Company, through its wholly owned subsidiary, POPstar-BVI has contracted to sell, and Kemayan E.C. Hybrid Ltd. (a company beneficially owned by Mr. Yong Kiat Rickie Tang, a director of the Company) has contracted to purchase, 250,000 shares of the Company's "restricted" Common Stock on or before March 31, 2000 at $0.8333 per share for net proceeds anticipated to be in the amount of $208,333.

Pursuant to a share purchase agreement dated January 12, 1999 and as amended by a supplemental agreement dated March 29, 1999 and an Investor Exchange Agreement dated July 13, 1999, the Company, through its wholly owned subsidiary, POPstar-BVI has contracted to sell, and Golden Harvest Overseas Ltd. (an unrelated third-party) has contracted to purchase, 1,500,000 shares of the Company's "restricted" Common Stock on or before March 31, 2000 at $0.8333 per share for net proceeds anticipated to be in the amount of $1,250,000.

Pursuant to a share purchase agreement dated January 12, 1999 and as amended by a supplemental agreement dated March 29, 1999 and an Investor Exchange Agreement dated July 13, 1999, the Company, through its wholly owned subsidiary, POPstar-BVI has contracted to sell, and Uprising Overseas Ltd. (an unrelated third-party) has contracted to purchase, 1,250,000 shares of the Company's "restricted" Common Stock on or before March 31, 2000 at $0.8333 per share for net proceeds anticipated to be in the amount of $1,041,666.

The Company believes that proceeds from the prior and anticipated sale of the Company's Common Stock shall be sufficient to fund operations for the remainder of the current fiscal year ending December 31, 1999. For the year ending December 31, 2000, the Company estimates that it will require working capital of approximately $6,000,000, comprising of approximately $600,000 for capital expenditures, $1,700,000 for costs of services, $500,000 for payment of current liabilities, $1,200,000 for license and services fees, $1,000,000 for salaries and wages and $1,000,000 for overhead expenses. Of the working capital requirement of $6,000,000, approximately $2,500,000 is expected to funded by the contracted sale of restricted Common Stock of the Company on or before March 31, 2000 pursuant to share purchase agreements with Kemayan E.C. Hybrid Ltd., Golden Harvest Overseas Ltd. and Uprising Overseas Ltd. referred to in the section headed "Liquidity" above. It is the intention of the Company to raise the balance of its working capital requirement through private and public offerings of its Common Stock. However, there can be no assurances that the Company will be able to successfully complete such offerings.

Capital Expenditures

On January 11, 1999, POPstar-BVI entered into the Licensing Agreement with TGI under which POPstar-BVI is obliged to pay TGI, until the fourth quarter, 2002, a portion of all net sales generated from the use of TGI's software. For the year 1999, POPstar-BVI is obliged to pay TGI 8% of net sales, or a minimum of $400,000. POPstar-BVI is obliged to pay TGI 6% of net sales or a minimum of $600,000 for the year 2000. For the year 2001, POPstar-BVI is obliged to pay TGI 4% of net sales of a minimum of $500,000. For the year 2002, POPstar-BVI is obliged to pay TGI 2% of net sales or a minimum of $500,000. POPstar-BVI is not obliged to pay any additional licensing fees following the end of the year 2002. The Agreement provides that any amounts outstanding for more than 30 days shall be subject to interest at the rate of 1% per month (or an aggregate of 12% per annum). At present, the Company expects to make its minimum royalty payment of $400,000 to TGI for the calendar year ended 1999.

In addition to the Licensing Agreement with TGI, POPstar-BVI also entered into a Services Agreement on January 11, 1999 with TGI under which TGI has agreed to provide POPstar-BVI with technical assistance, software development, marketing, management, and other services related to the enhancements and use of TGI's Internet Fax technology. All fees for services provided by TGI to POPstar-BVI under the Services Agreement are to be billed to POPstar-BVI on the basis of TGI's direct and indirect costs of the services provided plus 15%.

The Company also expects to purchase approximately $600,000 of additional equipment in connection with the expansion of its business.

YEAR 2000 DISCLOSURE

The Company has completed a review of its computer systems and non-information technology ("non-IT") systems to identify all systems that could be affected by the inability of many existing computer and microcomputer systems to process time-sensitive data accurately beyond the year 1999, referred to as the Year 2000 or Y2K issue. The Company is dependent on third-party computer systems and applications. The Company also relies on its own computer and non-IT systems (which consist of personal computers, internal telephone systems, internal network server, Internet server and associated software and operating systems). In conducting the Company's review of its internal systems, the Company performed operational tests of its systems which revealed no Y2K problems. As a result of its review, the Company has discovered no problems with its systems relating to the Y2K issue and believes that such systems are Y2K compliant. The Company has obtained written assurances from TGI, Innosys, and TransNexus, its major suppliers, as to their Y2K readiness. However, the Company has not obtained written assurances from any other supplier regarding the status of those suppliers with respect to the Y2K issue, and the Company does not currently have any plans to obtain such assurances. Costs associated with the Company's review were not material to its results of operations and are not anticipated to be material in the future.

While the Company believes that its procedures have been designed to be successful, because of the complexity of the Year 2000 issue and the interdependence of organizations using computer systems, there can be no assurances that the Company's efforts, or those of third parties with whom the Company interacts, have fully resolved all possible Y2000 issues. Failure to satisfactorily address the Y2K issue could have a material adverse effect on the Company. The most likely worst case Y2K scenario which management has identified to date is that, due to unanticipated Y2K compliance problems, the Company's software may not function as intended or that the Company may not be able to bill its customers on a timely basis. Should this occur, it would result in a material loss of some or all gross revenue for an indeterminable amount of time, which could cause the Company to cease operations. In the event of failure of one or more of its suppliers due to Y2K issues, the Company's only recourse for any damages suffered would be through litigation. The Company has not yet developed a contingency plan to address this worst case Y2K scenario, and does not intend to develop such a plan in the future.

ITEM 3 - DESCRIPTION OF PROPERTY

At present, the Company does not maintain a physical office in the United States, The Company's current administrative facility is made available to the Company and its wholly owned subsidiary POPstar-BVI from TGI pursuant to an oral month to month lease for office space located at 107 East 3rd Avenue, Vancouver, British Columbia, Canada.
 The monthly rental rate is currently $4,000 per month.

Additionally, the Company maintains a sales, marketing and technical support facility for its Asian operations pursuant to an oral, month-to-month lease for executive offices located at Westlands Centre, Room 908, 20 Westlands Road, Quarry Bay, Hong Kong. The owner of the office space is Easewell Management Ltd., a company beneficially owned by Thompson Chu, the Company's Chairman of the Board. See Certain Relationships and Related Transactions.

ITEM 4 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 15, 1999, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Title                                                Common Stock        Percent of
of Class             Name and Address                Outstanding         Outstanding
--------             ----------------                ------------        -----------
Common Stock         John McDermott                            0               0%
                     107 East 3rd Avenue
                     Vancouver, BC Canada

Common Stock         Don Lau                                   0               0%
                     107 East 3rd Avenue
                     Vancouver, BC Canada

Common Stock         Thompson Chu                              0               0%
                     107 East 3rd Avenue
                     Vancouver, BC Canada

Common Stock         Yong Kiat Rickie Tang(1)          1,750,000           10.66%
                     335 Bukit Timah Road #10-02
                     Singapore 259718

Common Stock         Pang  Lin  Choi(2)
                     2702-6 Lucky Commercial Centre
                     103-9 Des Voeux Road West         8,525,000           51.93%


All Directors and                                      1,750,000           10.66%
Officers as a Group (4
Persons in total)

(1)  Denotes  shares  beneficially  owned  by  Mr. Tang but held by Kemayan E.C.
Hybrid  Ltd.  Mr.  Tang  is  a  principal  of  Kemayan  E.C.  Hybrid  Ltd.

(2) Denotes shares held by Mr. Pang Lin Choi as trustee of the John McDermott and Thompson Chu Family Trust. The John McDermott Family trust holds 2,000,000 shares of the Company's Common Stock (the "McDermott Shares"). The Thompson Chu Family Trust holds 6,525,000 shares of the Company's Common Stock (the "Chu Shares"). Mr. Choi, as trustee, holds sole voting and investment rights with respect to the McDermott and Chu shares.

The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

ITEM 5 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

The directors and executive officers of the Company are as follows:

Name                                  Age    Positions
----                                  ---    ----------
John McDermott                        63     President
and Director

Thompson Chu                          40     Chairman of the Board
                                             of Directors

Don Lau                               41     Secretary
                                             and Treasurer

Yong Kiat Rickie Tang                 40     Director

JOHN MCDERMOTT is currently the Company's President and a member of its Board of Directors. Since August 1989, Mr. McDermott has been President of TGI Technologies Ltd., a high technology manufacturing and research and development company. From 1978 to 1986, Mr. McDermott was an Executive Vice President at Glenayre Electronics in Vancouver, a Radio Paging, Radio Telephone and Voice Mail company. Prior to that, Mr. McDermott was Vice President of Marketing at Rockwell Wescom in Chicago. Mr. McDermott also held an engineering position with British Telecom and Alberta Government Telecom. He holds an engineering degree from Liverpool UK and is registered as a Professional Engineer in Canada since 1969. Mr. McDermott is expected to contribute the whole of his time to the operations of Company and its subsidiaries.

THOMPSON CHU is currently the Company's Chairman of the Board of Directors. Since 1989, Mr. Chu has been the Chief Executive Officer of TGI Technologies Ltd., a high technology manufacturing and research and development company. Mr. Chu has considerable management experience in the trading and telecommunications industries in North America, China and South East Asia. Mr. Chu has an MBA with distinction from INSEAD in France, a MSc in Science-Business Administration from the University of British Columbia, a Bachelors degree in Business Administration from Acadia University in Nova Scotia, a diploma in International Business from the Institute of Pacific Asian Management of the University of Hawaii and a diploma in French from the Universite Sainte-Anne in Nova Scotia. Mr. Chu is expected to contribute approximately 50% of his time to the operations of the Company and its subsidiary.

DON LAU is currently the Company's Secretary & Treasurer. Since January 1999, Mr. Lau has been the Vice President, Corporate Finance of POPstar Global Communications, Inc., the Company's wholly owned subsidiary. Between September 1995 to January 1999, Mr. Lau was the Vice President, Corporate Finance for Tradeglobe Consulting Ltd., an international trade consulting and management company. Between November 1991 to July 1995, Mr. Lau was the Managing Director, Corporate Finance of The Nikko Securities Co. Limited in Hong Kong, where he was responsible for the equity origination, merger, and acquisition business of Nikko Securities in Hong Kong. Mr. Lau has over 15 years experience in senior corporate finance positions with Bankers Trust, Nikko Securities and Schroders in Asia. Mr. Lau holds an MBA degree from the University of British Columbia and a Bachelors degree in Business Administration from Acadia University in Canada. Mr. Lau is expected to contribute the whole of his time to the operations of Company and its subsidiaries.

YONG KIAT RICKIE TANG is currently a member of the Company's Board of Directors. Since July 1992, Mr. Tang has been the President and Chief Executive Officer of Kemayan Corporation Berhad, a conglomerate listed on the Main Board of the Kuala Lumpur Stock Exchange in Malaysia. Mr. Tang holds a Bachelor of Science degree with Honors in Estate Management from the National University of Singapore and a Graduate Diploma in Marketing from the Marketing Institute of Singapore.

ITEM 6 - EXECUTIVE COMPENSATION

On July 20, 1999, the Company entered into a three-year Employment Agreement with John McDermott, the Company's President, whereby the Company will pay Mr. McDermott an annual salary of $83,333.33. The Agreement also requires the Company to provide, at its expense, complete health insurance coverage for Mr. McDermott and his family and annual automobile allowance of $5,600 for business use.

On July 20, 1999, the Company entered into a two-year Employment Agreement with Thompson Chu, the Company's Chairman of the Board, whereby the Company will pay Mr. Chu an annual salary of $50,000. The Agreement also requires the Company to provide, at its expense, complete health insurance coverage for Mr. Chu and his family.

On July 20, 1999, the Company entered into a two-year Employment Agreement with Don Lau, the Company's Secretary and Treasurer, whereby the Company will pay Mr. Lau an annual salary of $48,000. The Agreement also requires the Company to provide, at its expense, complete health insurance coverage for Mr. Lau and his family.


SUMMARY COMPENSATION TABLE

The Summary Compensation Table shows certain compensation information for services rendered in all capacities for the years ended December 31, 1998 and 1997, and the period ended June 30, 1999. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                                   SUMMARY COMPENSATION TABLE

                        Annual Compensation                                  Long Term Compensation
                                                                     Awards                         Payouts

                                                                                 Securities
                                                Other Annual      Restricted     Underlying       LTIP     All Other
Name and Principal          Salary  Bonus       Compensation     Stock Awards   Options SARs($) Payouts  Compensation
Position             Year     ($)     ($)            ($)             ($)             (#)          ($)        ($)
--------             ----   ------- ------      ------------     ------------   --------------  -------  -------------
John McDermott       1999    33,833   -0-         1,400(1)           -0-          250,000         -0-        -0-
(President)         (6/30)

                     1998         0   -0-            -0-             -0-            -0-           -0-        -0-

                     1997         0   -0-            -0-             -0-            -0-           -0-        -0-

Thompson Chu         1999     22,500  -0-            -0-             -0-            -0-           -0-        -0-
(Chairman of the    (6/30)
 Board)

                     1998         0   -0-            -0-             -0-            -0-           -0-        -0-

                     1997         0   -0-            -0-             -0-            -0-           -0-        -0-

Don Lau              1998    24,000   -0-            -0-             -0-          50,000          -0-        -0-
(Secretary &         (6/30)
Treasurer)

                     1998         0   -0-            -0-             -0-            -0-           -0-        -0-

                     1997         0   -0-            -0-             -0-            -0-           -0-        -0-

(1) Denotes sums paid to Mr. McDermott pursuant to his employment agreement for car allowance.




                                             OPTION/SAR GRANTS IN SIX MONTH
                                              PERIOD ENDED JUNE 30, 1999
                                                  (INDIVIDUAL GRANTS)


                        NUMBER OF SECURITIES        PERCENT OF TOTAL
                        UNDERLYING                  OPTIONS/SAR'S
                        OPTIONS/SAR'S               GRANTED TO EMPLOYEES  EXERCISE OF BASE PRICE
NAME                    GRANTED(#)                  IN FISCAL YEAR             ($/SH)                   EXPIRATION DATE
----                   -----------                  ---------------        -------------------          ----------------
John McDermott          250,000                      33%                       $0.01                    March 31, 2002

Thompson Chu             0                           0                          0                        0

Don Lau                 50,000                       6.6%                      $1.00                    June 30, 2002



                                    AGGREGATED OPTION/SAR EXERCISES IN SIX MONTH
                                           PERIOD ENDED JUNE 30, 1999
                                       AND JUNE 30, 1999 OPTIONS/SAR VALUES

                                                                   NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED IN-
                                                                   SECURITIES UNDERLYING     THE-MONEY OPTION/SARS
                    SHARES ACQUIRED ON      VALUE REALIZED         OPTIONS/SARS AT JUNE 30,  AT JUNE 30, 1999 ($)
NAME                 EXERCISE (#)                 ($)                     1999(#)            EXERCISABLE/UNEXERCISABLE
                                                                   EXERCISABLE/UNEXERCISABLE
----                ------------------      --------------         -------------------------  -------------------------
John McDermott           -0-                    -0-                    0/250,000                        205,825

Thompson Chu             n/a                    n/a                    n/a                               n/a

Don Lau                  -0-                    -0-                    0/50,000                          -0-


COMPENSATION OF DIRECTORS

Currently, Directors do not receive any compensation for their services.

ITEM 7 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 11, 1999, the Company's wholly owned subsidiary, POPstar-BVI, entered into a Licensing Agreement and a Services Agreement with TGI Technologies Ltd., for the licensing and service of the Internet Fax Technology, as previously described. Mr. McDermott and Mr.Chu, officers of the Company are also officers of TGI. In addition, Mr. McDermott, Mr. Chu and Mr. Tang are directors of TGI.

On March 30, 1999, the Company's wholly owned subsidiary, POPstar-BVI, entered into an unsecured promissory note with TGI whereby POPstar-BVI agreed to lend TGI the sum of $1,000,000. Said note provided interest terms of eight (8) percent per annum, compounded annually. The principal and interest are due on either the earlier of a demand by the Company or on March 30, 2001. Mr. McDermott and Mr. Chu, officers of the Company are also officers of TGI. In addition, Mr. McDermott, Mr. Chu and Mr. Tang are directors of TGI.

As previously discussed, on July 20, 1999, the Company acquired all of the outstanding common and preferred stock of POPstar-BVI in a business combination described as a "reverse acquisition." For accounting purposes, the acquisition has been treated as the acquisition of POPstar (the Registrant) by POPstar-BVI. Such shares include the shares owned by officers and directors of the Company as set forth in the Section "Security Ownership of Certain Beneficial Owners and Management" hereunder.

On December 17, 1998, the Company's wholly owned subsidiary, POPstar-BVI entered into an oral month to month lease for the lease of approximately 4,800 square feet of administrative space located at 107 East 3rd Avenue, Vancouver, British Columbia, Canada to serve as the Company's temporary headquarters at a rate of $4,000 per month. The leased premises are owned by TGI. As previously discussed, Mr. McDermott and Mr. Chu, officers of the Company are also officers of TGI. In addition, Mr. McDermott, Mr. Chu and Mr. Tang are directors of TGI.

On March 15, 1999, the Company's wholly owned subsidiary, POPstar-Asia entered into an oral month to month lease for the lease of approximately 1,000 square feet of executive offices located at Westlands Centre, Room 908, 20 Westlands Road, Quarry Bay, Hong Kong to serve as a sales, marketing, and technical support facility for the Company's Asian operations at a rate of $2,000 per month. The leased premises are owned by Easewell Management Ltd., a company beneficially owned by Mr. Chu, a director of the Company.

On January 12, 1999, as amended by a supplemental agreement dated March 29, 1999 and an Investor Exchange Agreement dated July 13, 1999, the Company, through its wholly owned subsidiary, POPstar-BVI contracted to sell, and Kemayan E.C. Hybrid Ltd. (a company beneficially owned by Mr. Yong Kiat Rickie Tang, a director of the Company) contracted to purchase, 250,000 shares of the Company's "restricted" Common Stock on or before March 31, 2000 at $0.8333 per share for net proceeds anticipated to be in the amount of $208,333.

ITEM 8 - DESCRIPTION OF SECURITIES

COMMON STOCK

The Company's Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock, $0.001 par value per share, of which 16,442,500 were outstanding as of August 31, 1999. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of Common Stock are fully paid and non-assessable.

TRANSFER AGENT

The transfer agent for the Common Stock  is Alpha Tech Stock
Transfer, 4505 South Wasatch Blvd., Suite 205, Salt Lake City, UT
84124.

                               PART II

ITEM 1 - MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON
EQUITY AND OTHER SHAREHOLDER MATTERS

MARKET INFORMATION

The following table sets forth the high and low bid prices for shares of the Company Common Stock for the periods noted, as reported by the National Daily Quotation Service and the NASDAQ Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The Company's Common Stock was not listed on the NASDAQ Bulletin Board during 1997. On June 11, 1998, the Company's Common Stock began listing on the NASDAQ exchange under the trading symbol CHRK. However, the Company's Common Stock did not begin trading until July 22, 1999, subsequent to the Company acquisition of POPstar-BVI on July 20, 1999. In conjunction with the acquisition, the Company trading symbol was changed to POPS.


                                                        BID PRICES
  YEAR        PERIOD                                    HIGH  LOW

  1999        Third Quarter (July 22, 1999 to
              August 15, 1999). . . . . . . . . . .     4.00  0.25

Pursuant to NASD Eligibility Rule 6530 (the "Rule") issued on January 4, 1999, issuers who do not make current filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934 are ineligible for listing on the NASDAQ Over- the-Counter Bulletin Board.
Pursuant to the Rule, issuers who are not current with such filings are subject to de-listing pursuant to a phase-in schedule depending on each issuer's trading symbol as reported on January 4, 1999. As previously discussed, the Company's trading symbol on January 4, 1999 was CHRK. Therefore, pursuant to the phase-in schedule, the Company was subject to de-listing on October 8, 1999. One month prior to an issuer's de-listing date, non complying issuers will have their trading symbol appended with an "E". Consequently, the Company's trading symbol was revised on September 13, 1999 to POPSE.

The Company is not currently in compliance with the Rule, and in the past, has not made filings pursuant to Sections 13 and 15(d) of the Securities Act of 1934. The Company has filed this Registration Statement on Form 10-SB in order to become a "reporting" company and therefore comply with the Rule. Quotation of the Company's securities was removed from the OTCBB on October 8, 1999, and will remain removed until such time as the Securities and Exchange Commission ("SEC") has reviewed the Company's Form 10-SB and has stated that it has no further comments Once the Company has complied with the Rule, it will once again become eligible for listing on the NASDAQ Over-the-Counter Bulletin Board and will seek to be reinstated on the NASDAQ Over-the-Counter Bulletin Board.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

NUMBER OF SHAREHOLDERS

The number of beneficial holders of record of the Common Stock of the Company as of the close of business on June 30, 1999 was approximately 47. Many of the shares of the Company's Common Stock are held in a "street name" and consequently reflect numerous additional beneficial owners.

DIVIDEND POLICY

To date, the Company has declared no cash dividends on its Common
Stock, and does not expect to pay cash dividends in the next term. The Company intends to retain future earnings, if any, to provide funds for operation of its business.

ITEM 2 - LEGAL PROCEEDINGS

The Company may from time to time be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination, or breach of contract actions incidental to the operation of its business. The Company is not currently involved in any such litigation which it believes could have a materially adverse effect on its financial condition or results of operations.

ITEM 3 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Prior to the acquisition of POPstar-BVI by the Company as previously described, the Company engaged Barry L. Friedman, P.C., Certified
Public Accountants ("Mr. Friedman"), to audit the Company' s financial statements for the fiscal years ended December 31, 1998, and December 31, 1997.

Subsequent to the acquisition of POPstar-BVI by the Company, the Company's newly appointed Board of Directors elected to retain KPMG LLP, as their principal accountant to audit the Company's financial statements effective August 1, 1999. There have been no disagreements between Barry L. Friedman, KPMG and Management of the type required to be reported under this Item 3 since the date of their engagement.

ITEM 4 - RECENT SALES OF UNREGISTERED SECURITIES

On July 20, 1999, the Company acquired all of the outstanding common stock and preferred stock of POPstar-BVI in a business combination described as a "reverse acquisition". As part of the reorganization, the Company issued 12,875,000 shares of its Common Stock to the shareholders of POPstar-BVI in exchange for all of the outstanding shares of Common and Preferred Stock of POPstar-BVI. Such shares include the shares owned by officers and directors of the Company as set forth in the Section "Security Ownership of Certain Beneficial Owners and Management" hereunder. This issuance was conducted under an exemption under Section 4(2) of the Securities Act of 1933.

On July 20, 1999, the Company issued 10,000 shares of "restricted" (as that term is defined under Rule 144 of the Securities Act of 1933) Common Stock to MRC Legal Services Corp., an "accredited investor", the Company's securities counsel, in consideration for legal services rendered. The issuance was exempt under Section 4(2) of the Securities Act of 1933.

On July 20 1999, the Company issued an aggregate of 125,000 shares of "restricted" (as that term is defined under Rule 144 of the Securities Act of 1933) Common Stock to four accredited investors, resulting in net proceeds of approximately $125,000 to the Company. The issuance was conducted under an exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933 and
Section 4(2) of the Securities Act of 1933.

On August 10, 1999, the Company issued 12,500 shares of "restricted" (as that term is defined under Rule 144 of the Securities Act of 1933) Common Stock to MRC Legal Services Corp., the Company's securities counsel, in consideration for legal services rendered. The issuance was exempt under Section 4(2) of the Securities Act of 1933.

On November 12, 1999, the Company issued 625,000 shares of "restricted" Common Stock to Sunfield Industries Ltd., (an "accredited" unrelated third-party). The issuance was conducted under an exemption provided by Rule 506 of Regulation D promulgated under the Securities Act of 1933 and
Section 4(2) of the Securities Act of 1933.

ITEM 5 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

                               PART F/S

INDEX TO FINANCIAL STATEMENTS

The Financial Statements required by this Item are included at the end of this report beginning on page F-1 as follows:

        POPstar Communications, Inc., formerly known as Cherokee
        Leather, Inc. Audited Financial Statements for the
        Years ended December 31, 1997 and 1998 . . . . . . . . . . . F-1

        Financial Statements of POPstar Communications,
        Inc., formerly known as Cherokee Leather, Inc.,
        for the six months ended June 30, 1999 (Unaudited)   . . . . F-15

        POPstar Global Communications Inc. Audited Financial
        Statements for the period from incorporation on December 17, 1998 to December 31, 1998 and for the six months ended June 30, 1999 (Unaudited) . . . F-23

                               PART III

ITEM 1 - INDEX TO EXHIBITS

      EXHIBIT NO.       DESCRIPTION

        2.1*            Acquisition Agreement between
                        POPstar Communications, Inc. and
                        POPstar Global Communications Inc.,
                        dated July 13, 1999

        3.1*            Articles of Incorporation

        3.2*            Amended Articles of Incorporation,
                        filed with the Nevada Secretary of
                        State on May 19, 1999

        3.3*            Bylaws of the Company

        10.1* Telecommunications Services Agreement by and between INNOSYS COMMUNICATIONS, INC. and
                        POPstar Global Communications, Inc., dated
                        December 18, 1998

        10.2* Licensing Agreement between TGI Technologies Ltd. and POPstar Global Communications,
                        Inc., dated January 11, 1999

        10.3*           Services Agreement by and between TGI
                        Technologies Ltd. and POPstar Global
                        Communications, Inc., dated January 11, 1999

        10.4*           Promissory Note in the amount of U.S.
                        $1,000,000 between TGI Technologies Ltd. and
                        POPstar Global Communications, Inc., dated
                        March 30, 1999

        10.5* Employment agreement by and between POPstar Global Communications, Inc. and Don Lau, dated July 20, 1999

        10.6* Employment agreement by and between POPstar Global Communications, Inc. and John
                        McDermott, dated July 20, 1999

        10.7* Employment agreement by and between POPstar Global Communications, Inc. and Thompson
                        Chu, dated July 20, 1999

        10.8*           Services Agreement by and between
                        TransNexus, LLC and POPstar Global
                        Communications, Inc., dated August 10, 1999

        16* Letter by former auditor Barry L. Friedman dated November 1, 1999.

        27*             Financial Data Schedule

____________________
* Previously filed

ITEM 2 - DESCRIPTION OF EXHIBITS

Not applicable
                              SIGNATURES


In accordance with Section 12 of the Securities Exchange Act of
1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                               POPSTAR COMMUNICATIONS, INC.

Date: January 7, 2000          By: /s/ John McDermott
                               John McDermott
                               President & Chief
                               Executive Officer

                           BARRY L. FRIEDMAN, P.C.
                          Codified Public Accountant

1582 TULITA DRIVE                               OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                         FAX NO. (702) 896-0278


 To Whom It May Concern:                                   March 10, 1999

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of March 10, 1999, on the Financial Statements of Cherokee Leather, Inc., as of December 31, 1998, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

/s/Barry L. Friedman
Certified Public Accountant

                            Cherokee Leather, Inc.

                         (A Development Stage Company)

                             FINANCIAL STATEMENTS

                              December 31, 1998
                              December 31, 1997
                              December 31, 1996

                              TABLE OF CONTENTS

                                                     PAGE #

INDEPENDENT AUDITORS REPORT                             1

ASSETS                                                  2

LIABILITIES AND STOCKHOLDERS' EQUITY                    3

STATEMENT OF OPERATIONS                                 4

STATEMENT OF STOCKHOLDERS' EQUITY                       5

STATEMENT OF CASH FLOWS                                 6

NOTES TO FINANCIAL STATEMENTS                           7-11

                            BARRY L. FRIEDMAN, P.C.
                         Certified Public Accountant

1582 TULITA DRIVE                                   OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                             FAX NO. (702) 896-0278

                        INDEPENDENT AUDITORS' REPORT

Board of Directors                                  March 10, 1999
Cherokee Leather, Inc.
Las Vegas, Nevada

I have audited the accompanying Balance Sheets of Cherokee Leather, Inc. (A Development Stage Company), as of December 31, 1998, December 31, 1997, and December 31, 1996, and the related statements of operations, stockholders, equity and cash flows for the three years ended December 31, 1998, December 31, 1997, and December 31, 19.96. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cherokee Leather, Inc. (A Development stage Company), as of December 31, 1998, December 31, 1997, and December 31, 1996, and the results of its operations and cash flows for the three years ended December 311 1998, December 31, 1997, and December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared. assuming the Company will continue as a going concern. As discussed in Note #5 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in Note #5. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Barry L. Friedman
Certified Public Accountant

                           Cherokee Leather,, Inc.

                        (A Development Stage Company)

                                BALANCE SHEET

                                    ASSETS

                                        December  December   December
                                        31, 1998  31, 1997   31, 1996

CURRENT ASSETS:                        $       0  $      0    $     0
                                       _________  ________    _______
 TOTAL CURRENT ASSETS:                 $       0  $      0    $     0
                                       _________  ________    _______
OTHER ASSETS:

 Organization Costs (Net)              $     108  $    180    $   252
                                       _________  ________    _______
 TOTAL OTHER ASSETS:                         108  $    180    $   252
                                       _________  ________    _______
TOTAL ASSETS                           $     180  $    180    $   252
                                       _________  ________    _______

        See accompanying notes to financial statements & audit report

                                Cherokee Leather, Inc.
                            (A Development Stage Company)

                                  BALANCE SHEET

                           LIABILITIES AND STOCKOLDERS' EQUITY

                                        December  December   December
                                        31, 1998  31, 1997   31, 1996
                                        ________  ________   ________
CURRENT LIABILITIES:
   Officers' Advances (Note #5)         $ 2,392   $   320    $   235
                                        _______   _______    _______
   TOTAL CURRENT LIABILITIES:           $ 2,392   $   320    $   235
                                        _______   _______    _______
STOCKHOLDERS' EQUITY: (Note #4)

  Common stock
  Par value $0.001
  Authorized 50,000,000 shares
  Issued and outstanding at

  December 31, 1996
  5,800,000 shares:                                          $ 5,800

  December 31, 1997
  5,800,000 shares:                               $ 5,800

  December 31, 1998
  5,800,000 shares:                     $ 5,800

  Additional Paid-In Capital                  0         0          0

  ACCUMULATED LOSS:                      -8,084    -5,940     -5,783
                                        _______   _______    _______
TOTAL STOCKHOLDERS' EQUITY:             $-2,284   $  -140    $   +17
                                        _______   _______    _______
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY:                   $   108   $   180    $   252
                                        _______   _______    _______

        See accompanying notes to financial statements & audit report


                                      F-6



                                Cherokee Leather, Inc.
                            (A Development Stage Company)

                               STATEMENT OF OPERATIONS

                                Year       Year       Year      Jun.19,1995
                                Ended      Ended      Ended     (Inception)
                                Dec. 31,   Dec. 31,   Dec. 31,  to Dec. 31,
                                1998       1997       1996        1998

INCOME:
Revenue                         $     0    $     0    $     0    $     0
                                _______    _______    _______    _______
EXPENSES:

General, Selling and
Administrative:                 $ 2,072    $    85    $   235    $ 7,832

Amortization:                        72         72         72        252
                                _______    _______    _______    _______
 TOTAL EXPENSES:                $ 2,144    $   157    $   307    $ 8,084
                                _______    _______    _______    _______
NET PROFIT/LOSS (-):            $-2,144    $  -157    $  -307    $-8,084
                                _______    _______    _______    _______
Net Profit/Loss(-)
per weighted share
(Note 1):                       $-.0004    $   NIL    $   NIL    $-.0014
                                _______    _______    _______    _______
Weighted average
Number of common
shares outstanding:  	        5,800,000  5,800,000  5,800,000  5,800,000
                                _________  _________  _________  _________

   See accompanying notes to financial statements & audit report

                                 Cherokee Leather, Inc.
                               (A Development Stage Company)

                        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                          Additional   Accumu-
                                Common       Stock        paid-in      lated
                                Shares       Amount       Capital      Deficit

Balance,
December 31, 1995               $5,800,000   $ 5,800      $    0       $-5,476

Net loss year ended
December 31, 1996                                                         -307
                                __________   _______      _______      _______
Balance,
December 31, 1996               $5,800,000   $ 5,800      $    0       $-5,783

Net loss year ended
December 31, 1997                                                         -157
                                __________   _______      _______      _______
Balance,
December 31, 1997               $5,800,000   $ 5,800      $    0       $-5,940

Net loss year ended
December 31, 1998                                                       -2,144
                                __________   _______      _______      _______
Balance,
December 31, 1998                5,800,000   $ 5,800      $    0       $-8,084
                                __________   _______      _______      _______

        See accompanying notes to financial statements & audit report



                                      F-8

                                CHEROKEE Leather, Inc.

                            (A Development Stage Company)

                              STATEMENT OF CASH FLOWS

                                Year       Year       Year      Jun.19,1995
                                Ended      Ended      Ended     (Inception)
                                Dec. 31,   Dec. 31,   Dec. 31,  to Dec. 31,
                                 1998      1997       1996        1998

Cash Flows from
Operating Activities

   Net Loss                     $-2,144    $  -157    $  -307    $-8,084

   Adjustment to
   Reconcile net loss
   To net cash provided
   by operating
   Activities:
     Amortization:                  +72        +72        +72       +252

Changes in assets and
Liabilities:
  Organization Costs:                 0          0          0       -360

  Increase in current
  Liabilities:

  Officers' Advances:            +2,072        +85        +235    +2,392
                               ________    _______     _______   _______
Net cash used in
Operating activities:          $      0    $     0    $      0   $-5,800

Cash Flows from
Investing Activities:                 0          0           0         0

Cash Flows from
Financing Activities:

  Issuance of Common
  Stock for Cash                      0          0           0    +5,800
                               ________    _______    ________   _______
Net Increase (decrease)        $      0    $     0    $      0   $     0

Cash,
Beginning of period:                  0          0           0         0
                               ________    _______    ________   _______
Cash, End of Period:           $      0    $     0    $      0   $     0
                               ________    _______    ________   _______

           See accompanying notes to financial statements & audit report



                                      F-9


                            Cherokee Leather, Inc.
                        (A Development Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

         December 31, 1998, December 31, 1997, and December 31, 1996

NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

The Company was organized June 19, 1995, under the laws of the State of Nevada as Cherokee Leather, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development company.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method

The Company records income and expenses on the accrual method.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported .amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and equivalents

The company maintains a cash balance in a non-interest-bearing bank that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with the maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of December 31, 1998.


                                      F-10


                            Cherokee Leather, Inc.
                        (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)

         December 31, 1998, December 31, 1997, and December 31, 1996

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 WAS
4109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting.
Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Organization Costs

Costs incurred to organize. the Company are, being amortized on a straight-line basis over a sixty-month period.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial
Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.
Diluted lose per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of December 31, 1998, the company had no dilative common stock equivalents such as stock options.

Year End

The Company has selected December 31st as its year-end.


                                      F-11



                            Cherokee Leather, Inc.
                        (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS CONTINUED

         December 31, 1998, December 31, 1997, and December 31, 1996

        NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Year 2000 Disclosure

The year 2000 issue is the result of computer programs .being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using 11001, as the year 1900 rather than the year 2000. This, could result in a system failure or miscalculations causing disruption of normal business activities. Since the Company currently has no operating business and does not use any computers, and since it has no customers, suppliers or other constituents, there are no material Year 2000 concerns.

NOTE 3 - INCOME TAXES

There is no provision for income taxes for the period ended December 31, 1998, due to the net lose and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of December 31, 1998 is as follows:

Net operation loss carry forward                   $          8,084
valuation allowance                                $          8,084

Net deferred tax asset                             $              0

The federal net operation loss carry forward will expire in various amounts from 2015 to 2018.

This carry forward may be limited upon the consummation of a business combination under IRC Section 381.


                                      F-12


                            Cherokee Leather, Inc.
                        (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

         December 31, 1998, December 31, 1997, and December 31, 1996

NOTE 4 - STOCKHOLDERS' EQUITY

Common Stock

The authorized common stock of the corporation consists of 50,000,000 shares with a par value of $0.001 per share.

Preferred Stock

The corporation has no preferred stock.

On June 19, 1995, the Company issued 5,800,000 shares of its $0,001 par value common stock in consideration of $5,800 in cash.

NOTE 5 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek a merger with an existing, operating company. Until that time, the stockholders/officers and or directors have committed to advancing the operating costs of the Company interest free.


                                      F-13



                            CHEROKEE LEATHER, Inc.
                        (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS (Continued)

         December 31, 1998, December 31, 1997; and December 31, 1996

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the f future, become involved in other business opportunities. If a specific business opportunity becomes available,, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 - WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional, shares of common stock.


                                      F-14





Financial Statements

POPSTAR COMMUNICATIONS, INC.
(Formerly Cherokee Leather, Inc.)
(A Development Stage Company)
(Expressed in U.S. Dollars)

Six months ended June 30, 1999
(Unaudited)


                                      F-15



POPSTAR COMMUNICATIONS, INC.
(Formerly Cherokee Leather, Inc.)
(A Development Stage Company)




Balance Sheet
(Expressed in U.S. Dollars)
(Unaudited)

June 30, 1999, with comparative figures for 1998

                                         1999            1998
                                        ______          ______
Assets

Other assets                            $   72          $  144
                                        ______          ______

Liabilities and Shareholders' Deficiency

Officers' advances                      $2,517          $  320

Shareholders' deficiency:
   Capital stock (note 3)                5,800           5,800
   Deficit                              (8,245)         (5,976)
                                        _______         _______
   Total shareholder's deficiency       (2,445)           (176)

Going concern (note 1)
Contingency (note 5)
Subsequent event (note 6)

Total liabilities and shareholder's
 deficiency                             $   72          $  144
                                        =======         =======

See accompanying notes to financial statements.

POPSTAR COMMUNICATIONS, INC.
(Formerly Cherokee Leather, Inc.)
(A Development Stage Company)

Statement of Operations and Deficit
(Expressed in U.S. Dollars)
(Unaudited)



Six months ended June 30, 1999, with comparative figures for 1998

                                              1999           1998
                                              _____          _____
Revenues                                     $    -         $    -

Expenses:
   Amortization                                  36             36
   Office                                       125              -
                                              _____          _____
Total expenses                                  161             36
                                              _____          _____
Net loss                                        161             36

Deficit, beginning of period                  8,084          5,940
                                              _____          _____
Deficit, end of period                       $8,245         $5,976
                                              =====          =====

Basic loss per weighted share (note 2(c))    $    -          $   -
                                              =====          =====
Weighted average number of common shares
outstanding                               5,800,000      5,800,000
                                          =========      =========

See accompanying notes to financial statements.

POPSTAR COMMUNICATIONS, INC.
(Formerly Cherokee Leather, Inc.)
(A Development Stage Company)

Statement of Cash Flows
(Expressed in U.S. Dollars)
(Unaudited)


Six months ended June 30, 1999, with comparative figures for 1998

                                                 1999           1998
                                                _____           _____
Cash flows from operating activities:
   Net loss                                     $(161)          $(36)
   Amortization, an item not involving cash        36             36
   Changes in non-cash operating working capital  125              -
                                                _____           _____
Cash, beginning and end of period               $   -           $  -


See accompanying notes to financial statements.

POPSTAR COMMUNICATIONS, INC.
(Formerly Cherokee Leather, Inc.)
(A Development Stage Company)

Notes to Financial Statements
(Expressed in U.S. Dollars)
(Unaudited)

    Six months ended June 30, 1999


    The Company was incorporated on June 19, 1995 under the laws of the State of Nevada as Cherokee Leather, Inc. On May 17, 1999 the Company changed its name to POPstar Communications, Inc. The Company currently has no operations and in accordance with SFAS #7, is considered a development stage company.

    In the opinion of Management, the accompanying unaudited financial statements of the Company contain all adjustments which are of a normal recurring nature necessary to present fairly the financial position as of June 30, 1999, and the results of operations and cash flows for the periods indicated. Interim financial results are not necessarily indicative of operating results for an entire year.

    1.       Going concern:

    The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However the Company has no cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. Subsequent to period end, the Company acquired all the issued and outstanding common and preferred shares of POPstar Global Communications Inc. ("POPstar") (note 6), however, there is no guarantee that the acquisition of POPstar will result in revenues or funds loaned to the Company sufficient to cover its operating costs.

    2.       Significant accounting policies:

    (a)      Income taxes:

    Income taxes will be provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability will be recorded for all temporary differences between financial and tax reporting.

    (b)      Use of estimates:

    The preparation of the financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

    Assumptions underlying these estimates are limited by the availability of reliable data and the uncertainty of predictions concerning future events. Consequently, the estimates and assumptions made do not necessarily result in a precise determination of reported amounts. Actual results could differ from those estimates.

POPSTAR COMMUNICATIONS, INC.
(Formerly Cherokee Leather, Inc.)
(A Development Stage Company)

Notes to Financial Statements, page 2
(Expressed in U.S. Dollars)
(Unaudited)

    Six months ended June 30, 1999


    2.       Significant accounting policies (continued):

    (c)      Loss per share:

    Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amounts that would have resulted if dilative common stock equivalents had been converted to common stock. As of June 30, 1999, the Company had no dilative common stock equivalents such as stock options.

    3.       Capital stock:

    Authorized:


             50,000,000 common voting shares with par value of $0.001 per share

                                                1999      1998
                                                ____      ____
    Issued and outstanding:
             5,800,000 common shares         $ 5,800   $ 5,800
                                               =====     =====
    Subsequent to period end:

    (a)  The Company canceled 2,400,000 common shares held by its affiliates;

    (b) The Company issued 22,500 common shares to the Company's securities counsel in consideration for legal services rendered;

    (c) The Company issued 12,875,000 common shares to the shareholders of POPstar to acquired all POPstar's issued and outstanding shares (note 6); and

    (d) The Company issued 125,000 common shares for total proceeds of $125,000.

    POPSTAR COMMUNICATIONS, INC.
    (Formerly Cherokee Leather, Inc.)
    (A Development Stage Company)

    Notes to Financial Statements, page 3
    (Expressed in U.S. Dollars)
    (Unaudited)

    Six months ended June 30, 1999

    4.   Income taxes:

    There is no provision for income taxes for the period ended June 30, 1999, due to the loss and no state income tax in Nevada, the state of the Company's domicile and operations. The Company's total deferred tax asset as of June 30, 1999 is as follows:

                                                  1999         1998
                                                 ______      ______
    Deferred tax asset                         $ 2,886     $  2,092
    Valuation allowance                         (2,886)      (2,092)
                                                 ______	 ______

    Net deferred tax asset                     $     -     $      -
                                                 ======      ======

    The federal net operating loss carry forward will expire in various amounts from 2010 to 2019 but may be limited under IRC Section 381 upon the consummation of a business combination.

    5.   Uncertainty due to the Year 2000 issue:

    The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

    6.   Subsequent event:

    On July 20, 1999, the Company acquired all the issued and outstanding common and preferred shares of POPstar in exchange for 12,875,000 common shares of the Company with the management of POPstar continuing to manage the operations of the combined entity. The common shares of the Company cannot be sold until July 20, 2000 except pursuant to an effective registration statement under the United States Securities Act of 1933 and any applicable State laws or upon the express written agreement of the Company. As the Company had no significant operations to the date of the acquisition, the transaction will be accounted for as a reverse acquisition, whereby POPstar acquired the Company at the net book value of the Company's net identifiable assets. The financial statements of POPstar will be the consolidated entity's historical financial statements.

Consolidated Financial Statements of
POPSTAR GLOBAL COMMUNICATIONS INC.
(A Development Stage Company)
(Expressed in U.S. Dollars)

Six months ended June 30, 1999 (unaudited)
Period from incorporation on December 17, 1998 to December 31, 1998

KPMG LLP
Chartered Accountants                           Telephone (604) 691-3000
Box 10426 777 Dunsmuir Street                   Telefax (604) 691-3031
Vancouver BC V7Y 1K3                            www.kpmg.ca
Canada




Auditors' Report

To the Board of Directors
POPstar Global Communications Inc.

We have audited the balance sheet of POPstar Global Communications Inc. (A Development Stage Company) as at December 31, 1998 and the statements of operations and deficit and cash flows for the period from incorporation on December 17, 1998 to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and the results of its operations and its cash flows for the period then ended in accordance with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is described in note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/KPMG LLP

Chartered Accountants

Vancouver, Canada

July 28, 1999

POPSTAR GLOBAL COMMUNICATIONS INC.
(A Development Stage Company)

Consolidated Balance Sheet
(Expressed in U.S. Dollars)


                                                                June 30,   December 31,
                                                                    1999           1998
                                                              __________       ________
                                                              (unaudited)

Assets

Current assets:
   Cash                                                         $  647,985      $    -
   Note receivable from a common controlled company (note 3)     1,000,000           -
   Prepaid expenses                                                    393	 -
                                                               ___________       _____
Total assets:                                                  $1,648,378      $     -
                                                               ===========       =====
Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued liabilities                     $ 214,210       $    -
   Payable to common controlled companies (note 4)                493,647            -
   Total current liabilities                                   __________        _____
                                                                  707,857            -
Shareholders' equity:
   Capital stock (note 5)                                       1,988,732            -
   Deficit                                                     (1,048,211)           -
   Total shareholder's equity                                  ___________       _____
                                                                  940,521            -

Going concern (note 1)
Commitment (note 8)
Contingency (note 9)
Subsequent event (note 10)

   Total liabilities and shareholder's equity                  $1,648,378       $    -
                                                               ==========        =====

See accompanying notes to consolidated financial statements.

POPSTAR GLOBAL COMMUNICATIONS INC.
(A Development Stage Company)

Consolidated Statement of Operations and Deficit
(Expressed in U.S. Dollars)

                                                                               Period from
                                                                             incorporation
                                                                                        on
                                                                Six months     December 17,
                                                                     ended         1998 to
                                                                   June 30,    December 31,
                                                                      1999            1998
                                                               ___________     ___________
                                                               (unaudited)

Revenues:
   Interest income (note 3)                                     $   19,926      $      -

Expenses:
   Accounting fees                                                   9,000             -
   Bank interest and charges                                         1,298             -
   Commission                                                       72,917             -
   Foreign exchange loss                                               588             -
   Legal and professional fees                                     227,064             -
   License fee (note 6(a))                                         189,247             -
   Management fee                                                    1,950             -
   Office (note 6(b))                                              147,956             -
   Rent                                                             10,781             -
   Salaries and wages                                               29,254             -
   Sales and marketing fees (note 6(b))                             24,379             -
   Software development (note 6(b))                                254,878             -
   Travel and entertainment (note 6(b))                             98,825             -
                                                              ____________          ______
   Total expenses                                                1,068,137             -
                                                              ____________          ______
Net loss                                                         1,048,211             -

Deficit, beginning of period                                         -                 -

Deficit, end of period                                         $1,048,211       $      -
                                                              ===========           ======
Basic and diluted loss per weighted share (note 2(e))          $     0.11       $      -
                                                              ===========           ======
Weighted average number of common shares outstanding            9,688,767              -
                                                              ===========           ======

See accompanying notes to consolidated financial statements.

         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Consolidated Statement of Cash Flows
         (Expressed in U.S. Dollars)

                                                                                  Period from
                                                                                incorporation
                                                                Six months     on December 17,
                                                                     ended            1998 to
                                                                   June 30,       December 31,
                                                                      1999               1998
                                                                ____________           ______
                                                                 (unaudited)

Cash flows from operating activities:
   Net loss                                                      (1,048,211)    $          -
   Changes in non-cash operating working capital                    213,817                -
                                                                ____________           ______
   Total cash flows from operating activities                      (834,394)

Cash flows from financing activities:
   Note receivable from a common controlled company              (1,000,000)               -
   Payable to common controlled companies                           493,647                -
   Issuance of capital stock                                      1,988,732                -
                                                               _____________           ______
   Total cash flows from financing activities                     1,482,379                -

Increase in cash                                                    647,985                -

Cash, beginning of period                                                -                 -

Cash, end of period                                                 647,985     $          -
                                                               =============           ======

See accompanying notes to consolidated financial statements.

         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Notes to Consolidated Financial Statements
         (Expressed in U.S. Dollars)

         Six months ended June 30, 1999 (unaudited) and
         Period from incorporation on December 17, 1998 to December 31, 1998


         The Company was incorporated in the British Virgin Islands as an International Business Company on December 17, 1998. The Company is a provider of Internet based facsimile transmission technology and is currently in the process of field testing its services, as such, it is considered a development stage company.
         In the opinion of Management, the accompanying unaudited financial statements of the Company contain all adjustments which are of a normal recurring nature necessary to present fairly the financial position as of June 30, 1999, and the results of operations and cash flows for the period indicated. Interim financial results are not necessarily indicative of operating results for an entire year.

         1.  Going concern:

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However the Company does not have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. During the period, the Company issued shares for cash (note 5) and commenced development of certain licensed software (note 6), however there is no guarantee that the licensed software will result in revenues sufficient to cover its operating costs or that proceeds received from the issuance of shares or other sources will maintain the Company until that time.

         2.  Significant accounting policies:

         (a) Basis of presentation:

         The consolidated financial statements include the accounts of the Company and its inactive subsidiary, POPstar Communications Asia Pacific Ltd.

         (b) Software development:

         Software development costs are expensed as incurred unless they meet generally accepted accounting criteria for deferral and amortization. The Company assesses whether it has met the relevant criteria for deferral and amortization at each reporting date. No such expenditures meet these criteria in the current period.

         (c) Income taxes:

         Income taxes will be provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability will be recorded for all temporary differences between financial and tax reporting.

         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Notes to Consolidated Financial Statements, page 2
         (Expressed in U.S. Dollars)

         Six months ended June 30, 1999 (unaudited) and
         Period from incorporation on December 17, 1998 to December 31, 1998


         2. Significant accounting policies (continued):

         (d)  Use of estimates:

         The preparation of the consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.

         Assumptions underlying these estimates are limited by the availability of reliable data and the uncertainty of predictions concerning future events. Consequently, the estimates and assumptions made do not necessarily result in a precise determination of reported amounts. Actual results could differ from those estimates.

         (e) Loss per share:

         Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share is computed by dividing losses available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects per share amount that would have resulted if the preferred shares had been converted to common stock.

         As at June 30, 1999, the 2,375,000 issued and outstanding preferred shares are not included in the computation of diluted loss per share because to do so would have been anti-dilutive for the period presented.

         3.   Note receivable from a common controlled company:

         The note receivable from TGI Technologies Ltd. ("TGI") is unsecured and bears interest at 8% per annum. Both TGI and the Company have greater than 50% of their respective voting shares owned by the same group of shareholders. The funds were loaned to TGI on March 30, 1999 from monies received on the issuance of shares of the Company.
          The principal and any outstanding accrued interest are
         due on the earlier of demand by the Company or March 30,
         2001. During the period, the Company received interest income of $19,726 from TGI. Subsequent to year end, the Company entered into License and Service Agreements with TGI as described in note 6.

         4.  Payable to common controlled companies:

         The payables to common controlled companies are non-interest bearing, unsecured and have no specific terms of repayment.

         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Notes to Consolidated Financial Statements, page 3
         (Expressed in U.S. Dollars)

         Six months ended June 30, 1999 (unaudited) and
         Period from incorporation on December 17, 1998 to December 31, 1998


         5. Capital stock:

         Authorized:
	   100,000,000 common voting shares with no par value
	    10,000,000 preferred voting shares with no par value



                                                                   Shares          Amount
                                                                ___________     __________
Issued and outstanding:
   Common share issued for cash                                        -        $       -
                                                                ___________     __________
   Balance, December 31, 1998                                          -                -

   Common shares issued for cash at $0.000911 per share          10,500,000          9,565
   Preferred shares issued for cash at $0.833333 per share        2,375,000      1,979,167
                                                                ___________     __________
   Balance, June 30, 1999                                                       $1,988,732
                                                                ===========     ==========

         (a) The Company was incorporated in December 1998 with an authorized share capital of 5,000,000 common voting shares with no par value. No shares were issued prior to December 31, 1998.

         (b) On January 21, 1999, the Company increased its authorized share capital to 100,000,000 common voting shares without par value and 10,000,000 preferred voting shares without par value. At the option of the shareholder, each preferred share may be converted into one common share.

         (c)      On January 1, 1999 and February 17, 1999, the
         Company issued a total of 10,500,000 common shares for total proceeds of $9,565.

         (d) On March 29, 1999 and June 30, 1999, the Company issued a total of 2,375,000 preferred shares for total proceeds of $1,979,167.

         (e) On January 12, 1999, the Company committed an additional 625,000 and 3,000,000 preferred shares to be issued not later than October 31, 1999 and March 31, 2000, respectively, for total cash proceeds of $3,020,833.

         (f)	  On January 12, 1999, the Company granted an option to a
         shareholder to acquire up to 1,000,000 preferred shares
         at an amount equal to $0.833333 per preferred share.  The
         payment for the acquisition would be an exchange of the
         preferred shares for an assignment of debt due to the
         shareholder from a company under common control.


                                      F-29



         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Notes to Consolidated Financial Statements, page 4
         (Expressed in U.S. Dollars)

         Six months ended June 30, 1999 (unaudited) and
         Period from incorporation on December 17, 1998 to December 31, 1998



         6.  Related party transactions:

         (a)  On January 11, 1999, the Company entered into a
         Licensing Agreement with TGI, a company under common control whereby the Company has been granted the exclusive commercial exploitation rights to certain Internet fax server software (the "Software"). Under this license, the Company has agreed to pay a percentage of the net sales resulting from the commercial activities of the Software, subject to a specified annually minimum, as follows:



Calendar                Percentage      Annual
year                    of net sales    minimum
____                    ____________    ________
1999                              8%   $ 400,000
2000                              6%     600,000
2001                              4%     500,000
2002                              2%     500,000


	During the period, the Company paid a total of $189,247 in license fees to TGI.

         (b) In addition, the Company has entered into an agreement with TGI, a company under common control, whereby TGI will provide technical assistance, software development, marketing, management and other services, as required. The charge is based on TGI's direct and indirect costs of the services provided plus 15%.

         During the period, the Company incurred service fees under this agreement totalling $501,068.

         7. Income taxes:

         There is no provision for income taxes for the period ended June 30, 1999, due to the loss and no state income tax in Nevada. The Company's total deferred tax asset as of June 30, 1999 is as follows:

         Deferred tax asset                                       $366,874
         Valuation allowance                                      (366,874)
                                                                 __________
         Net deferred tax asset                                   $     -

	 The net operating loss carry forward will expire in 2019, but may be limited under IRC Section 381 upon the consummation of a business combination.

         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Notes to Consolidated Financial Statements, page 5
         (Expressed in U.S. Dollars)

         Six months ended June 30, 1999 (unaudited) and
         Period from incorporation on December 17, 1998 to December 31, 1998


         8.  Commitment:

         On August 10, 1999, the Company entered into a non-exclusive, royalty free Service Agreement with TransNexus, LLC, a company incorporated under the laws of the State of Georgia. Under the terms of the Agreement, TransNexus, LLC will provide financial transaction settlement services and billing information to Internet Service Providers ('ISP') using the Company's technology in exchange for a percentage of the billings. As of today, the charging rates are still under negotiation and have not yet been finalized.

         9.  Uncertainty due to the Year 2000 issue:

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

         10.  Subsequent event:

         On July 20, 1999, POPstar Communications, Inc. ("POPS")
         (formerly named Cherokee Leather, Inc.) acquired all the issued and outstanding common and preferred shares of the Company in exchange for 12,875,000 common shares of POPS with the management of the Company continuing to manage operations for the combined entity. The common shares of POPS cannot be sold until July 20, 2000 except pursuant to an effective registration statement under the United
         States Securities Act of 1933 and any applicable State laws or upon the express written agreement of the Company.
         As POPS has no significant operations to the date of the acquisition, the transaction will be accounted for as a reverse acquisition, whereby the Company acquired POPS at the net book value of POPS' net identifiable assets. The financial statements of the Company will be the consolidated entity's historical financial statements.

         POPSTAR GLOBAL COMMUNICATIONS INC.
         (A Development Stage Company)

         Notes to Consolidated Financial Statements, page 6
         (Expressed in U.S. Dollars)

         Six months ended June 30, 1999 (unaudited) and
         Period from incorporation on December 17, 1998 to December 31, 1998


         10. Subsequent event (continued):

         A condensed unaudited balance sheet of POPS as at July
         20, 1999 is as follows:


Assets                                                  $    72
                                                       _________
Current liabilities                                       2,517

Shareholders' equity:
   Share capital                                          5,800
   Deficit                                               (8,245)
                                                       _________
                                                         (2,445)
                                                       _________
                                                        $    72
                                                       =========

                                      F-32

